Calculation of Filing Fee Tables
S-3
WHIRLPOOL CORP /DE/
Table 1: Newly Registered and Carry Forward Securities	☐Not Applicable
		Security Type	Security Class Title	Fee Calculation or Carry Forward Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee	Carry Forward Form Type	Carry Forward File Number	Carry Forward Initial Effective Date	Filing Fee Previously Paid in Connection with Unsold Securities to be Carried Forward
Newly Registered Securities
Fees to be Paid	1	Debt	Senior Debt Securities	457(r)				0.0001381
Fees to be Paid	2	Debt	Subordinated Debt Securities	457(r)				0.0001381
Fees to be Paid	3	Equity	Preferred Stock	457(r)				0.0001381
Fees to be Paid	4	Equity	Depositary Shares	457(r)				0.0001381
Fees to be Paid	5	Equity	Common Stock	457(r)				0.0001381
Fees to be Paid	6	Other	Warrants	457(r)				0.0001381
Fees to be Paid	7	Other	Purchase Contracts	457(r)				0.0001381
Fees to be Paid	8	Other	Units	457(r)				0.0001381
Fees Previously Paid
Carry Forward Securities
Carry Forward Securities
			Total Offering Amounts:				$ 0.00		$ 0.00
			Total Fees Previously Paid:						$ 0.00
			Total Fee Offsets:						$ 0.00
			Net Fee Due:						$ 0.00
Offering Note
[1]	(a) The securities registered under this registration statement may be sold separately, together or as units with other securities registered under this registration statement and may include hybrid securities consisting of a combination of elements of any of the securities listed in the table. The (i) amount registered, (ii) proposed maximum offering price per unit and (iii) maximum aggregate offering price are omitted pursuant to General Instructions II.E of Form S-3. An indeterminate amount of securities is being registered as may from time to time be issued at indeterminate prices. Separate consideration may or may not be received for securities that are issuable upon exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r), Whirlpool Corporation is deferring payment of the Registration Fee. (b) Debt securities, preferred stock and common stock registered under this registration statement may be issuable upon (i) conversion or redemption of debt securities, depositary shares or preferred stock registered under this registration statement, or (ii) the exercise of warrants registered under this registration statement.

[2]	See footnote 1(a). Debt securities, preferred stock and common stock registered under this registration statement may be issuable upon (i) conversion or redemption of debt securities, depositary shares or preferred stock registered under this registration statement, or (ii) the exercise of warrants registered under this registration statement.

[3]	See footnote 1(a). Debt securities, preferred stock and common stock registered under this registration statement may be issuable upon (i) conversion or redemption of debt securities, depositary shares or preferred stock registered under this registration statement, or (ii) the exercise of warrants registered under this registration statement. Shares of preferred stock and common stock may also be issued by Whirlpool Corporation upon settlement of purchase contracts or units of Whirlpool Corporation.

[4]	See footnote 1(a). Debt securities, preferred stock and common stock registered under this registration statement may be issuable upon (i) conversion or redemption of debt securities, depositary shares or preferred stock registered under this registration statement, or (ii) the exercise of warrants registered under this registration statement.

[5]	See footnote 1(a). Debt securities, preferred stock and common stock registered under this registration statement may be issuable upon (i) conversion or redemption of debt securities, depositary shares or preferred stock registered under this registration statement, or (ii) the exercise of warrants registered under this registration statement. Shares of preferred stock and common stock may also be issued by Whirlpool Corporation upon settlement of purchase contracts or units of Whirlpool Corporation.

[6]	See footnote 1(a). Warrants may represent rights to purchase debt securities, preferred stock or common stock registered under this registration statement.

[7]	See footnote 1(a). Purchase contracts may be issued separately or as units.

[8]	See footnote 1(a). Units may consist of a purchase contract and debt securities or preferred stock registered under this registration statement or debt obligations of third parties, including U.S. treasury securities, securing the holders' obligations to purchase the common stock or preferred stock under the purchase contracts.

Table 2: Fee Offset Claims and Sources	☑Not Applicable
		Registrant or Filer Name	Form or Filing Type	File Number	Initial Filing Date	Filing Date	Fee Offset Claimed	Security Type Associated with Fee Offset Claimed	Security Title Associated with Fee Offset Claimed	Unsold Securities Associated with Fee Offset Claimed	Unsold Aggregate Offering Amount Associated with Fee Offset Claimed	Fee Paid with Fee Offset Source
Rules 457(b) and 0-11(a)(2)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Rule 457(p)
Fee Offset Claims	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Fee Offset Sources	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A
Table 3: Combined Prospectuses	☑Not Applicable
	Security Type	Security Class Title	Amount of Securities Previously Registered	Maximum Aggregate Offering Price of Securities Previously Registered	Form Type	File Number	Initial Effective Date
N/A	N/A	N/A	N/A	N/A	N/A	N/A	N/A